POWER OF ATTORNEY


By this Power of Attorney given this 3rd day of January, 2006, C. Scott O'Hara,

an individual residing at 544 Academy
Avenue, Sewickley, PA 15143, authorizes
Theodore N. Bobby, Esquire,
Senior Vice President and General Counsel of H. J.
Heinz Company, Patrick
J. Guinee, Esquire, Assistant General Counsel of H. J.
Heinz Company, and
Rene D. Biedzinski, Corporate Secretary of H. J. Heinz
Company, a
Pennsylvania corporation with offices located at 600 Grant Street, 60th
Floor US Steel Building, Pittsburgh, Pennsylvania (collectively, the

"Attorneys," and each, individually, the "Attorney"), to perform the following on my behalf:

	To prepare, execute, and file on my behalf all Forms 3, 4, and 5, and
	amendments thereto, necessary or appropriate to comply with Section 16 of
	the Securities Exchange Act of 1934 (the
"Act") and the rules and
	regulations promulgated pursuant to the Act.


This Power of Attorney is valid until revoked by me.

I acknowledge
that the Attorneys, in serving in such capacity at my request, are not assuming, nor is H. J. Heinz Company assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.





	    /s/ Christopher Scott O'Hara

------------------------------------------------
		   Christopher Scott
O'Hara